                                                                   EXHIBIT 11.01

                                  ATMI, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE

Primary

                                                                                       Nine Months    Nine Months
                                            Year Ended     Year Ended     Year Ended       Ended         Ended
                                             12/31/94       12/31/95       12/31/96       9/30/96       9/30/97
                                             --------       --------       --------       -------       -------
Net income..............................    $ 5,535,000    $ 5,088,000    $ 12,017,000  $ 10,562,000   $ 9,113,000
                                            ===========    ===========    ============  ============   ===========
Average common shares outstanding.......     16,099,000     16,611,000      17,836,000    17,830,000    17,901,000
Incremental shares issuable pursuant to
employee stock options and warrants
(if dilutive)...........................        594,000        560,000         620,000       630,000       829,000
                                            -----------    -----------    ------------  ------------   -----------
Total shares............................     16,693,000     17,171,000      18,456,000    18,460,000    18,730,000
                                            ===========    ===========    ============  ============   ===========
Net income per share....................         $ 0.35         $ 0.30          $ 0.65        $ 0.57        $ 0.49
                                            ===========    ===========    ============  ============   ===========


Fully Diluted



                                                                                       Nine Months    Nine Months
                                            Year Ended     Year Ended     Year Ended       Ended         Ended
                                             12/31/94       12/31/95       12/31/96       9/30/96       9/30/97
                                             --------       --------       --------       -------       -------
Net income..............................    $ 5,535,000    $ 5,088,000    $ 12,017,000  $ 10,562,000   $ 9,113,000
                                            ===========    ===========    ============  ============   ===========
Average common shares outstanding.......     16,099,000     16,611,000      17,836,000    17,830,000    17,901,000
Incremental shares issuable pursuant to
employee stock options and warrants
(if dilutive)...........................        594,000        564,000         737,000       664,000       974,000
                                            -----------    -----------    ------------  ------------   -----------
Total shares............................     16,693,000     17,175,000      18,573,000    18,494,000    18,875,000
                                            ===========    ===========    ============  ============   ===========
Net income per share....................         $ 0.33         $ 0.30          $ 0.65        $ 0.57        $ 0.48
                                            ===========    ===========    ============  ============   ===========